***TEXT OMITTED AND FILED SEPARATELY
                                            CONFIDENTIAL TREATMENT REQUESTED
                                            UNDER 17 C.F.R. SS. 200.80(B)(4),
                                            200.83 AND 240.24B-2

GERALD A. MICHAUD
Senior Vice President

Transamerica Business
Credit Corporation
Technology Finance Division
76 Batterson Park Road
Farmington, CT  06032-2571
Telephone 860 677-6466
Fax 860 677-6766

March 20, 1997


Ms. Christine Gray-Smith
Vice President Finance
Sugen, Inc.
515 Galveston Drive
Redwood City, CA  94063-4720

Dear Christine:

Transamerica Business Credit Corporation - Technology Finance Division ("Lessor") is pleased to offer to lease the Equipment described below to Sugen, Inc. ("Lessee"). This Commitment supersedes all prior correspondence, proposals, and oral or other communications relating to leasing arrangements between Lessee and Lessor. The outline of this offer is as follows:

Lessee:                    Sugen, Inc.

Lessor: Transamerica Business Credit Corporation - Technology Finance Division and/or its affiliates, successors and assigns.

Guarantors:                    None.

Equipment:                 1.  Laboratory,  Computer  and Office  Equipment  and
                               software as will be further described in the lease documentation. All equipment subject to approval of Lessor prior to funding, which approval will not be unreasonably withheld.

                            A. Tenant  Improvements as will be further described
                               in the lease documentation.


                            B. The  Equipment  and  Tenant   Improvements  shall
                               include   sale-leaseback  items  purchased  after
                               December 1, 1996.

Equipment Cost:                Not to  exceed  $3,500,000  (Tenant  Improvements
                               limited to [...***...] and Software limited to [...***...].

Equipment Location:            Redwood  City,   California  or  other  locations
                               acceptable to Lessor, which acceptance shall not be unreasonably withheld.

Anticipated Delivery:          December 1, 1996 through June 30, 1998.

Termination of
Commitment:                    This  commitment  will  terminate  if  the  first
                               delivery of Equipment is not completed and funded on or before May 31, 1997. The final delivery of Equipment shall not be later than June 30, 1998.

Lease Term Commencement:       Upon  delivery  acceptance  and  funding  of  the
                               Equipment or upon each completion of deliveries of items of Equipment with aggregate cost of not less than [...***...], but in no event shall any Equipment be delivered later than June 30, 1998.

Term:
(Equipment and Software)       From each Lease Term Commencement until 49 months
                               from the first day of the month next following or on the same date as the Lease Term Commencement if that date is the first date of the month.

Term:
(Tenant Improvements)          From each Lease Term Commencement until 37 months
                               from the first day of the month next following or on the same date as the Lease Term Commencement if that date is the first date of the month.

Lease Repayment Terms:

(Equipment and Software)       Monthly  Rent for  months 1  through  48 equal to
                               [...***...] of Equipment Cost payable monthly in advance, plus applicable sales and other taxes.
                               Monthly Rent for month 49 equal to [...***...] of Equipment Cost. The first and 48th months' rent shall be payable in advance. Lessee may elect
                               Automatic Renewal provision of the lease in lieu of making the 49th monthly rent payment as described above upon giving 60 days prior written notice to Lessor. As of the date of each Lease
                               Term Commencement, the Monthly Rent Payments shall be fixed for the term.

Lease Repayment Terms:
(Tenant Improvements)          Monthly  Rent for  months 1  through  36 equal to
                               [...***...]  of  Tenant   Improvements  Cost  and
                               Equipment Cost payable monthly in advance, plus applicable sales and other taxes. Monthly Rent for month 37 equal to [...***...] of Equipment
                               Cost. The first and 36th months' rent shall be payable in advance. Lessee may elect Automatic
                               Renewal provision of the lease in lieu of making the 37th month's rent payment as described above upon giving 60 days prior written notice to Lessor. As of the date of each Lease Term
                               Commencement, the Monthly Rent Payments shall be fixed for the term.

                               The Lessor reserves the right to increase the Monthly Rent Payments as of the date of each Lease Term Commencement commensurate to the [...***...] of the interest rates of [...***...]
                               (in the case of Equipment) and [...***...] (in the case of Tenant Improvements Cost) from the week ending March 5, 1997 ([...***...] and [...***...], respectively) to the week preceding the date of each Lease Term Commencement, as published in the Wall Street Journal.

-------------------------
*Confidental Treatment Requested

Interim Rent  Payments:        In the event that the Lease Term  Commencement is
                               not on the first day of the month,  Interim  Rent
                               Payments   shall  accrue  from  each  Lease  Term
                               Commencement  until the next following  first day
                               of a month  and  shall be  payable  at the end of
                               that  month.   Interim  Rent  Payments  shall  be
                               calculated   at  the  daily   equivalent  of  the
                               currently adjusted Monthly Payment. Lessee will not be charged Interim Rent on any Schedule that has a Commencement Date that starts on or after the last 3 business days of a month.

Purchase Option:
(Equipment and Software)       Lessee shall have the option to purchase all (but
                               not less than all) the Equipment or any schedule at the expiration of the term of the Lease for [...***...], plus applicable sales and other taxes.

Automatic Renewal:
(Equipment and Software)       In the  event  Lessee  does not elect to make the
                               49th  monthly  rent  as  described  in the  Lease
                               Repayment   Terms   above,    the   lease   shall
                               automatically  renew for a term of twelve months.
                               The Monthly Rental will equal  [...***...] of the
                               original   Equipment  Cost  payable   monthly  in
                               advance plus [...***...]  equal to [...***...] of
                               the Equipment Cost, after which time the Lessee may purchase the Equipment for [...***...] plus sales and other applicable taxes due at the end of the Renewal Term.

Purchase Option or
Automatic Renewal:
(Tenant Improvements)          Lessee shall have the option to purchase all (but
                               not less than all) of the Tenant Improvements at the end of the lease term for [...***...] plus applicable sales and other taxes. If the Lessee renews its existing Real Estate Lease for a period that exceeds the Tenant Improvements Lease
                               Term, then Lessee may automatically renew the lease in

-------------------------
*Confidental Treatment Requested
                               lieu of making the 37th monthly rent payment as described in the Lease Repayment Terms above, the lease shall automatically renew for a term of twelve months with Monthly Rental equal to [...***...] of the original Tenant Improvement costs payable monthly in advance, after which time the Lessee may purchase all but not less than all of the Tenant Improvements for [...***...] plus sales and other applicable taxes due at the end of the Renewal Term.

Documentation:                 The  documentation  relating to this  transaction
                               shall implement the transaction contemplated by this commitment letter to the satisfaction of Lessor and its counsel, shall be fully acceptable to Lessor and Lessee and their counsel, and shall contain conditions precedent, representations, warranties and covenants by Lessee and shall provide for events of defaults and remedies, all as reasonably required by Lessor for transactions of this type. The documentation shall include, but not be limited to, the terms and conditions described in this commitment letter.

Insurance:                     Prior to any  delivery of  Equipment,  the Lessee
                               shall   furnish  a   certificate   of   insurance
                               acceptable to the Lessor in amount, type, and term covering the Equipment including primary, all risk, physical damage, property damage and bodily injury with appropriate loss payee and additional insured endorsements in favor of the Lessor.

Taxes:                         Sales  or  use  taxes   would  be  added  to  the
                               Equipment Cost or collected on the gross rentals, as appropriate.

Representations and
Additional Covenants:          There shall be no actual or  threatened  conflict
                               with, or violation of, any regulatory statute,

-------------------------
*Confidental Treatment Requested
                               standard or rule relating to the Lessee, its present or future operations, or the Collateral.

                               All information supplied by the Lessee shall be materially correct and shall not omit any statement necessary to make the information supplied not be misleading. There shall be no material breach of the representations and warranties of the Lessee in the Lease. The representations shall include that the Equipment Cost of each item of the Equipment does not exceed the fair and usual price for such type of Equipment purchase in like quantity purchased of such item and reflects all discounts, rebates and allowances for the Equipment given to Lessee by the manufacturer, supplier or any other person including, without limitation, discounts for advertising, prompt payment, testing or other services.

Conditions Precedent to
Each Lease Term
Commencement:                  1. No material  adverse  change in the  financial
                                  condition, operation or prospects of the Lessee prior to funding. The Lessor reserves its right to rescind any unused portion of its commitment in the event of a material adverse change in the financial or business standing of the Lessee.

                               1. Completion  of  the  documentation  and  final
                                  terms of the proposed financing satisfactory to Lessor and Lessor's counsel, and Lessee and Lessee's counsel.

                               2. Results of all due diligence,  including lien,
                                  judgment and tax searches and other matters Lessor may request shall be satisfactory to Lessor and Lessor's counsel.

                               3. Receipt  by  Lessor  of  duly  executed  Lease
                                  documentation    in   form    and    substance
                                  satisfactory to Lessor and its counsel.

-------------------------
*Confidental Treatment Requested

                               4. Lessor  shall  receive  title  and a valid and
                                  perfected first priority lien and security interest in the Equipment and all other Equipment acquired through the use of this Commitment, and Lessor shall have received satisfactory evidence that there are no liens on any Equipment except as expressly permitted herein.

Tenant Improvements
Termination Provision:         If  the  Lessee  elects  to  vacate  its  present
                               operating  facility  (which  is  defined  as  any
                               facility in which  Lessor's  Tenant  Improvements
                               reside),   then  the  Lessor  will   release  its
                               ownership   position   in  all   of  its   Tenant
                               Improvements. In return, the Lessee will provide compensation to the Lessor for the release of Tenant Improvements in the form of an increase to the monthly rental factor on the remaining rental of Tenant Improvements which cannot be removed and used by [...***...] (or from [...***...] to
                               [...***...] of Tenant Improvements Cost monthly).
                               The release will be subject to the Lessee being in substantial compliance with all other terms and conditions of the lease.

Fees and Expenses:             The Lessee shall be responsible  for the Lessor's
                               reasonable  expenses  not to  exceed  [...***...]
                               without Lessee's written consent (including legal expenses) in connection with the transaction.

Law: This letter and the proposed Lease are intended to be governed by and construed in accordance with Illinois law without regard to its conflict of law provisions.

Indemnity:                     Lessee  agrees to indemnify  and to hold harmless
                               Lessor, and its officers, directors and employees against all claims, damages, liabilities and expenses which may be incurred by or asserted

-------------------------
*Confidental Treatment Requested
                               against any such person in connection without arising out of this letter and the transactions contemplated hereby, other than claims, damages, liability, and expense resulting from such person's gross negligence or willful misconduct.

Confidentiality:               This  letter  is   delivered   to  you  with  the
                               understanding  that neither it nor its  substance
                               shall be  disclosed  publicly or privately to any
                               third   person   except   those   who  are  in  a
                               confidential  relationship  to you  (such as your
                               legal counsel and accountants), or where the same
                               is  required  by law and then  only on the  basis
                               that   it  not  be   further   disclosed,   which
                               conditions the Lessee and its agents agree to be bound by upon acceptance of this letter.

                               Without limiting the generality of the foregoing, none of such persons shall use or refer to Lessor or to any affiliate name in any disclosures made in connection with any of the transactions without Lessor's prior written consent.

Conditions of
Acceptance:                    This  Commitment  Letter  is  intended  to  be  a
                               summary  of the most  important  elements  of the
                               agreement  to enter  into a  leasing  transaction
                               with   Lessee,   and   it  is   subject   to  all
                               requirements and conditions contained in Lease documentation proposed by Lessor or its counsel in the course of closing the lease described herein. Not every provision that imposes duties, obligations, burdens, or limitations on Lessee is contained herein, but shall be contained in the final Lease documentation satisfactory to Lessor and its counsel.

                               EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO

-------------------------
*Confidental Treatment Requested

                               THIS LETTER OR THE TRANSACTION DESCRIBED IN THIS LETTER.

Commitment Fee:                A  Commitment  Fee  equal to  [...***...]  of the
                               total  Equipment  Cost  and  Tenant  Improvements
                               [...***...]   shall  be  due  the   Lessor   upon
                               acceptance of this  Commitment.  The  [...***...]
                               application Fee previously paid by Lessee to Lessor shall be applied to the Commitment Fee.
                               The Commitment Fee shall then be applied to the cost and expenses incurred by Lessor [...***...]
                               in connection with the transaction, and the remainder shall be applied to the second month's rent due under the Lease or subsequent months until fully utilized. Upon request by Lessee, the Commitment Fee shall be refunded to Lessee if the Lease Agreement is not executed by March 31, 1997.

Commitment Expiration:         This  Commitment  shall expire on March 25, 1997,
                               unless prior thereto either extended in writing by the Lessor or accepted as provided below by the Lessee.


-------------------------
*Confidental Treatment Requested

Should you have any questions, please call me. If you wish to accept this Commitment, please so indicate by signing and returning the enclosed duplicate copy of this letter to me by March 25, 1997.

                                           Yours truly,

                                           TRANSAMERICA BUSINESS CREDIT
                                           CORPORATION - TECHNOLOGY
                                           FINANCE DIVISION


                                           By:  /s/ Gerald A. Michaud
                                                ------------------------
                                                 Gerald A. Michaud
                                                 Senior Vice President -
                                                 Marketing

Accepted this 25th day of March, 1997

SUGEN, INC.


By:    Christine Gray-Smith
       -----------------------
       Typed or Printed Name


Title: Vice President, Finance
       -----------------------